EXHIBIT 99.04

                                Southern Company
                        Analysis of Consolidated Earnings
                            (In Millions of Dollars)

                                    3 Months Ended September          Year-to-Date September
                                  ----------------------------       -------------------------
                                    2007       2006     Change       2007       2006    Change
                                    ----       ----     ------       ----       ----    ------
Income Account-
Retail Revenue                    $4,086     $3,853      $233      $ 9,935    $ 9,295    $640
Wholesale Revenue                    563        506        57        1,531      1,361     170
Other Electric Revenues              131        120        11          381        347      34
Non-regulated Operating Revenues      52         70       (18)         166        201     (35)
                                  ------     ------      ----      -------    -------    ----
Total Revenues                     4,832      4,549       283       12,013     11,204     809
                                  ------     ------      ----      -------    -------    ----
Fuel and Purchased Power           2,020      1,865       155        4,959      4,464     495
Non-fuel O & M                       911        840        71        2,634      2,547      87
Depreciation and Amortization        312        300        12          929        897      32
Taxes Other Than Income Taxes        207        186        21          574        541      33
                                  ------     ------      ----      -------    -------    ----
Total Operating Expenses           3,450      3,191       259        9,096      8,449     647
                                  ------     ------      ----      -------    -------    ----
Operating Income                   1,382      1,358        24        2,917      2,755     162
Other Income, net                     56         10        46          111         24      87
Interest Charges and Dividends       243        225        18          704        660      44
Income Taxes                         433        405        28          794        734      60
                                  ------     ------      ----      -------    -------    -----
NET INCOME (See Notes)            $  762     $  738      $ 24      $ 1,530    $ 1,385    $145
                                  ======     ======      ====      =======    =======    ====

Notes
-----
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.